UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): May 1, 2014

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Private Placement

On May 1, 2014, Marathon Patent Group, Inc. (the “Company”)  sold an aggregate of 1,000,502 units (the “Units”) to certain accredited investors (the “Investors”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), resulting in gross proceeds to the Company of $6,503,264.

Each Unit was sold for a purchase price of $6.50 per Unit and consisted of: (i) one share of the Company’s 8% Series A Preferred Stock, $0.0001 par value per share (the “Shares”), and (ii) a two year warrant (the “PIPE Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) in an amount equal to twenty five percent (25%) of the number of Shares purchased pursuant to the Securities Purchase Agreement. The PIPE Warrants have an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

The PIPE Warrants may be exercised on a cashless basis at any time that the registration statement to be filed pursuant to the PIPE Registration Rights Agreement (as defined below) is not effective after the Effectiveness Date (as defined below). The PIPE Warrants contain limitations on the holder’s ability to exercise the PIPE Warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of the Company’s issued and outstanding Common Stock.

Pursuant to a Registration Rights Agreement with the Investors (the “PIPE Registration Rights Agreement”), the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering the Shares and the Common Stock underlying the conversion of the Shares and the exercise of the PIPE Warrants within 60 days of the final closing date of the sale of Units (the “Filing Date”). The Company has agreed to use its best efforts to have the initial registration statement declared effective within 120 days of the Filing Date (or within 135 days of the Filing Date in the event that the registration statement is subject to full review by the SEC) (the “Effectiveness Date”), subject to extension by consent of the Investors. Since there was only one closing of the private placement, the Final Closing Date was May 1, 2014.

The Company will pay a placement fee to Laidlaw & Company (UK) LTD., as placement agent, in the amount of $200,000 in connection with the sale of the Units, of which  $100,000 in cash was paid to the placement agent upon the closing of the private placement and $100,000 is payable in Units.   Accordingly, the Company will issue 15,385 shares of Series A Preferred Stock and 3,846 warrants to the placement agent.  In addition, the Company will pay the lead investor in the offering $50,000 for due diligence, payable in Units, such that the Company  will issue 7,692 shares of Series A Preferred Stock and 1,923 warrants to the lead investor in the offering.

The foregoing is a summary description of the terms and conditions of the Securities Purchase Agreement, PIPE Warrants and PIPE Registration Rights Agreement, and does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement PIPE Warrants and PIPE Registration Rights Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated into this Current Report on Form 8-K by reference.

Certificate of Designations of the Series A Preferred Stock

On May 1, 2014, the Company filed with the Secretary of State of Nevada a Certificate of Designations of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), authorizing 1,500,000 shares of Series A Preferred Stock and establishing the designations, preferences, and other rights of the Series A Preferred Stock. The Series A Certificate of Designations became effective upon filing.

The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to Common Stock and to all other classes and series of equity securities of the Company which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share.  The Company may pay dividends on the Series A Preferred Stock in shares of Common Stock, with each share of Common Stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of Common Stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, the Company may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of the Company's stock that are junior to the Series A Preferred; (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify the Company's outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness  incurred to fund all or a portion of  the purchase price in connection with the acquisition of  patent portfolios and/or other intellectual property by the Company and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of Common Stock, provided that the number of shares of Common Stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time, unless otherwise waived  in writing by the Company with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Company’s Common Stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of Common Stock, as adjusted for stock splits, combinations, certain dividends and distributions.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the certificate of designations for Series A Preferred Stock, which is filed as Exhibit 3.1 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Certificate of Designations of the Series B Preferred Stock

On May 1, 2014, the Company filed with the Secretary of State of Nevada a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”)  authorizing 500,000 shares of Series B Preferred Stock and establishing the designations, preferences, and other rights of the Series B Preferred Stock. The Series B Certificate of Designations became effective upon filing.

The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of Common Stock, pro rata to the holders of Common Stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of Common Stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of Common Stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the  Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into  one share of Common Stock, provided that the number of shares of Common Stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time, unless otherwise waived  in writing by the Company with sixty-one (61) days’notice.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the certificate of designations for Series A Preferred Stock, which is filed as Exhibit 3.2 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Risk Factors Relating to Issuance of the Promissory Notes described below and the Preferred Stock

In connection with the issuance of the Series A Preferred Stock, the Series B Preferred Stock and the PIPE Warrants, holders of the Company’s Common Stock will experience immediate and substantial dilution upon the conversion of such preferred stock and the exercise of such warrants.

In connection with the transactions contemplated in this Current Report on Form 8-K, the Company issued 1,000,502 shares of Series A Preferred, 391,000 shares of Series B Preferred and PIPE Warrants to purchase an aggregate of 250,126 shares of Common Stock.  Upon conversion of the preferred Stock and the exercise of the warrants, you will experience dilution.  We currently have 5,489,593 shares of Common Stock outstanding.  Assuming full conversion of the preferred stock and the exercise of the PIPE Warrants, the number of shares of our Common Stock outstanding  will increase 1,641,628 shares from  5,489,593 shares of Common Stock outstanding to 7,131,221 shares of Common Stock outstanding.

The rights of the holders of the Company’s Common Stock will be subordinate  to our creditors and to the holders of our preferred stock in a liquidation and the Series A Certificate of Designation contains certain covenants against the incurrence of indebtedness which could affect our business.

In connection with the transaction contemplated in this Current Report on Form 8-K, the Company issued two promissory notes in the aggregate principal amount of $5,000,000 (which may increase to $6,000,000 in the event that such promissory notes are not paid in full on or prior to June 30, 2014) and preferred stock and warrants.  The promissory notes each mature on October 30, 2014.

Accordingly, the holders of Common Stock will rank junior to such indebtedness and to the liquidation rights of the holders of our Series A Preferred stockholders as well as to other non-equity claims on us and our assets, including claims in our liquidation.

Additionally, the Series A Preferred Stock places restrictions on our ability to incur indebtedness subject to certain limitations set forth in the Series A Certificate of Designation and subject to the voting rights referred to above in the description of the Series A Certificate of Designation for the Series A Preferred Stock.  The failure on the part of the holders of a majority of the Series A Preferred Stock to approve the incurrance of indebtedness, when such approval is required, could adversely affect our business.

The Company is required to pay dividends on its Series A Preferred Stock; if we fail to pay such dividends in cash and pay such dividends in shares of our Common Stock then the holders of our Common Stock will be further diluted.

The holders of Series A Preferred Stock are entitled to annual dividends at a rate of 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  If the Company fails to pay such dividends in cash and pays the holders of Series A Preferred Stock their annual dividends in shares of our Common Stock, you will experience further dilution.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On May 2, 2014, the Company completed the acquisition of certain ownership rights (the “Acquired Intellectual Property”) from TechDev Holdings, LLC (“TechDev”), Granicus IP, LLC (“Granicus”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“SFF”) pursuant to the terms of three purchase agreements between: (i) the Company, TechDev,  SFF and DA Acquisition LLC, a newly formed Texas limited liability company and wholly-owned subsidiary of the Company; (ii) the Company, Granicus, SFF and IP Liquidity Ventures Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company; and (iii) the Company, TechDev,  SFF and Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company (the “DA Agreement,” the “IP Liquidity Agreement” and the “Sarif Agreement,” respectively and the collective transactions, the “Acquisitions”).

Pursuant to the DA Agreement, the Company acquired 100% of the limited liability company membership interests of Dynamic Advances, LLC, a Texas limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the DA Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the IP Liquidity Agreement, the Company acquired 100% of the limited liability company membership interests of IP Liquidity Ventures, LLC, a Delaware limited liability company, in consideration for: (i) two cash payments of $2,375,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $2,850,000 if not made on or before June 30, 2014; and (ii) 195,500 shares of the Company’s Series B Convertible Preferred Stock.  Under the terms of the IP Liquidity Agreement, Granicus and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Sarif Agreement, the Company acquired 100% of the limited liability company membership interests of Sarif Biomedical, LLC, a Delaware limited liability company, in consideration for two cash payments of $250,000, one payment due at closing and the other payment due on or before June 30, 2014, with such second payment being subject to increase to $300,000 if not made on or before June 30, 2014.  Under the terms of the Sarif Agreement, TechDev and SFF are entitled to possible future payments for a maximum consideration of $250,000,000 pursuant to the Pay Proceeds Agreement described below.

Pursuant to the Pay Proceeds Agreement, the Company may pay the sellers a percentage of the net recoveries (gross revenues minus certain defined expenses) that the Company makes with respect to the assets held by the entities that the Company acquired pursuant to the DA Agreement, the IP Liquidity Agreement and the Sarif Agreement (the “IP Assets”).  Under the terms of the Pay Proceeds Agreement, if the Company recovers $10,000,000 or less with regard to the IP Assets, then nothing is due to the sellers; if the Company recovers between $10,000,000 and $40,000,000 with regard to the IP Assets, then the Company shall pay 40% of the cumulative gross proceeds of such recoveries to the sellers; and if the Company recovers over $40,000,000 with regard to the IP Assets, the Company shall pay 50% of the cumulative gross proceeds of such recoveries to the sellers.  In no event will the total payments made by the Company under the Pay Proceeds Agreement exceed $250,000,000.

Pursuant to a Registration Rights Agreement with the  sellers (the “Acquisition Registration Rights Agreement”), the Company has agreed to file a “resale” registration statement with the SEC covering at least 10% of the registrable shares of the Company’s Series B Convertible Preferred Stock issued to the sellers under the terms of the DA Agreement and the IP Liquidity Agreement, at any time on or after November 2, 2014 upon receipt of a written demand from the sellers which describes the amount and type of securities to be included in the registration and the intended method of distribution thereof.  The Company shall not be required to file more than three such registration statements not more than 60 days after the receipt of each such written demand from the sellers.

The foregoing is a summary description of the terms and conditions of the DA Agreement, the IP Liquidity Agreement, the Sarif Agreement, the Pay Proceeds Agreement and the Acquisition Registration Rights Agreement, and does not purport to be complete and is qualified in its entirety by reference to the DA Agreement, the IP Liquidity Agreement, the Sarif Agreement, the Pay Proceeds Agreement and the Acquisition Registration Rights Agreement, which are filed as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 2, 2014, the Company issued TechDev and SFF a promissory note in order to evidence the second cash payment due under the terms of the DA Agreement in the amount of $2,375,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $2,850,000 if the Company’s payment pursuant to the terms of the DA Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

On May 2, 2014, the Company issued Granicus and SFF a promissory note in order to evidence the second cash payment due under the terms of the IP Liquidity Agreement in the amount of $2,375,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $2,850,000 if the Company’s payment pursuant to the terms of the IP Liquidity Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

On May 2, 2014, the Company issued TechDev and SFF a promissory note in order to evidence the second cash payment due under the terms of the Sarif Agreement in the amount of $250,000 due on or before June 30, 2014, with such amount due under the terms of the promissory note being subject to increase to $300,000 if the Company’s payment pursuant to the terms of the Sarif Agreement are not made on or before June 30, 2014. The promissory note matures on October 30, 2014.

The foregoing is a summary description of the terms and conditions of the sale of the foregoing promissory notes and does not purport to be complete and is qualified in its entirety by reference to promissory notes that are filed as Exhibits 10.9, 10.10 and 10.11, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02      Unregistered Sales of Equity Securities

The information set forth in Item 1.01, Item 2.01 and Item 2.03 above is hereby incorporated by reference.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of the provisions of Section 4(a)(2) and Regulation D (Rule 506) thereunder, and the corresponding provisions of state securities laws.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc.
3.2	Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc.
10.1	Form of Securities Purchase Agreement.
10.2	Form of PIPE Warrant.
10.3	Form of PIPE Registration Rights Agreement dated May 1, 2014.
10.4	Purchase Agreement between the Company, TechDev, SFF and DA Acquisition LLC dated May 2, 2014.
10.5	Purchase Agreement the Company, Granicus, SFF and IP Liquidity Ventures Acquisition LLC dated May 2, 2014.
10.6	Purchase Agreement the Company, TechDev, SFF and Sarif Biomedical Acquisition LLC dated May 2, 2014.
10.7	Pay Proceeds Agreement dated May 2, 2014.
10.8	Acquisition Registration Rights Agreement dated May 2, 2014.
10.9	Promissory Note between the Company, TechDev and SFF dated May 2, 2014.
10.10	Promissory Note between the Company, Granicus and SFF dated May 2, 2014.
10.11	Promissory Note between the Company, TechDev and SFF dated May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 7, 2014

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer